Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter and Full Year Ended December 31, 2022

2022 HIGHLIGHTS
•Revenue of $1.422 billion, up 7% from 2021 adjusted for FX and divestiture1
•ARR2 bookings up 35% from 2021
•Repurchased 8.6 million shares for $207 million
•Increased repurchase authorization up to $200 million

Miami, FL — March 1, 2023 — ACI Worldwide (NASDAQ: ACIW), the global leader in mission-critical, real-time payments software, announced financial results today for the quarter and full-year ended December 31, 2022.
"2022 was an important year for ACI, with significant new business wins, solid organic revenue growth and accelerating ARR bookings," said Thomas Warsop, Interim President and CEO of ACI Worldwide. "Looking forward, we are excited about the opportunities across our businesses, particularly in Real Time and the Cloud, and confident in our ability to achieve our long term revenue growth target of 7-9% by 2024. We are making progress in our CEO search and expect to conclude the search in the coming months."
FINANCIAL SUMMARY
In Q4 2022, revenue was $452 million, down from $467 million in Q4 2021. Net income was $90 million, versus $109 million in Q4 2021. Adjusted EBITDA in Q4 2022 was $194 million, versus $205 million in Q4 2021.
Full-year 2022 total revenue was $1.422 billion, up 4% from 2021, or 7% adjusted for FX and the divestiture. Net income of $142 million increased 11% from $128 million in 2021. Total adjusted EBITDA in 2022 was $373 million compared to $384 million in 2021. Consolidated ARR bookings for 2022 grew 35% over 2021.
•Bank segment revenue increased 9%, and Bank segment adjusted EBITDA increased 4%, versus 2021, adjusted for FX and the divestiture.
•Merchant segment revenue increased 5% and Merchant segment adjusted EBITDA decreased 4%, versus 2021 on a constant currency basis, driven by investment that is expected to increase growth in 2023.
•Biller segment revenue increased 6%, while Biller segment adjusted EBITDA decreased 17%, versus 2021, driven by increased interchange costs due to inflationary increases in average bill size.
ACI ended 2022 with $125 million in cash on hand and a debt balance of $1 billion, which represents a net debt leverage ratio of 2.6x. The company repurchased 8.6 million shares for $207 million during the year and the Board has approved an increase in the share repurchase authorization up to $200 million.

"The ACI Board continues to actively pursue opportunities to enhance shareholder value, as evidenced by the increase in the share repurchase authorization," Warsop concluded.

2023 GUIDANCE
For the full year of 2023, we expect revenue growth to be in the mid-single-digits on a constant currency and divestiture-adjusted basis, or in the range of $1.436 billion to $1.466 billion. We expect adjusted EBITDA to be in the range of $380 million to $395 million with net adjusted EBITDA margin expansion. We expect revenue to be between $280 million and $290 million and adjusted EBITDA of $20 million to $30 million in Q1 2023. This excludes one-time charges related to the move of our European data centers to the public cloud and one-time costs to implement certain efficiency strategies.

1 Corporate Online Banking divestiture
2 “ARR”' is annual recurring revenue expected to be generated from new bookings signed in the quarter, including new accounts, new applications and add-on sales

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 am ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377; and conference code 3153574. A call replay will be available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2023.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations:
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: Annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the quarter.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) excitement about the opportunities across our businesses, particularly in Real Time and the Cloud, (ii) confidence in our ability to achieve our long term revenue growth of 7-9% by 2024, (iii) progress in our CEO search and expectations to conclude the search in the coming months, (iv) the ACI Board continuing to actively pursue opportunities to enhance shareholder value, and (v) statements regarding Q1 2023 and full year 2023 revenue and adjusted EBITDA financial guidance.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, our involvement in investigations, lawsuits and other expense and time-consuming legal proceedings, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share and per share amounts)

	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$124,981	$122,059
Receivables, net of allowances	403,781	320,405
Settlement assets	540,667	452,396
Prepaid expenses	28,010	24,698
Other current assets	17,366	17,876
Total current assets	1,114,805	937,434
Noncurrent assets
Accrued receivables, net	297,818	276,164
Property and equipment, net	52,499	63,050
Operating lease right-of-use assets	40,031	47,825
Software, net	129,109	157,782
Goodwill	1,226,026	1,280,226
Intangible assets, net	228,698	283,004
Deferred income taxes, net	53,738	50,778
Other noncurrent assets	67,171	62,478
TOTAL ASSETS	$3,209,895	$3,158,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$47,997	$41,312
Settlement liabilities	539,087	451,575
Employee compensation	45,289	51,379
Current portion of long-term debt	65,521	45,870
Deferred revenue	58,303	84,425
Other current liabilities	102,645	79,594
Total current liabilities	858,842	754,155
Noncurrent liabilities
Deferred revenue	23,233	25,925
Long-term debt	1,024,351	1,019,872
Deferred income taxes, net	40,371	36,122
Operating lease liabilities	33,910	43,346
Other noncurrent liabilities	36,001	34,544
Total liabilities	2,016,708	1,913,964
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	702,458	688,313
Retained earnings	1,273,458	1,131,281
Treasury stock	(665,771)	(475,972)
Accumulated other comprehensive loss	(117,660)	(99,547)
Total stockholders’ equity	1,193,187	1,244,777
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,209,895	$3,158,741

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues
Software as a service and platform as a service	$205,800	$190,812	$802,880	$774,342
License	179,874	209,484	348,134	319,867
Maintenance	48,902	51,462	200,045	210,499
Services	17,229	15,071	70,842	65,890
Total revenues	451,805	466,829	1,421,901	1,370,598
Operating expenses
Cost of revenue (1)	178,699	162,060	696,071	638,871
Research and development	31,963	39,519	146,311	144,310
Selling and marketing	32,019	36,328	134,812	126,539
General and administrative	29,441	34,372	114,194	123,801
Depreciation and amortization	31,460	31,746	126,678	127,180
Total operating expenses	303,582	304,025	1,218,066	1,160,701
Operating income	148,223	162,804	203,835	209,897
Other income (expense)
Interest expense	(16,179)	(11,117)	(53,193)	(45,060)
Interest income	3,342	2,969	12,547	11,522
Other, net	(2,355)	(258)	43,446	(1,294)
Total other income (expense)	(15,192)	(8,406)	2,800	(34,832)
Income before income taxes	133,031	154,398	206,635	175,065
Income tax expense	42,803	44,927	64,458	47,274
Net income	$90,228	$109,471	$142,177	$127,791
Income per common share
Basic	$0.81	$0.94	$1.25	$1.09
Diluted	$0.81	$0.93	$1.24	$1.08
Weighted average common shares outstanding
Basic	111,077	116,912	113,700	117,407
Diluted	111,354	118,141	114,238	118,647

(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$90,228	$109,471	$142,177	$127,791
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	6,129	5,062	23,181	20,900
Amortization	25,330	27,965	104,147	112,493
Amortization of operating lease right-of-use assets	2,740	2,763	11,036	10,515
Amortization of deferred debt issuance costs	1,126	1,160	4,561	4,685
Deferred income taxes	10,662	15,475	1,603	3,733
Stock-based compensation expense	7,869	6,452	29,753	27,242
Gain on divestiture	—	—	(38,452)	—
Other	545	882	3,028	855
Changes in operating assets and liabilities, net of impact of acquisitions:
Receivables	(137,961)	(99,783)	(132,194)	(43,830)
Accounts payable	10,777	6,488	7,730	1,408
Accrued employee compensation	711	4,814	(3,161)	3,674
Deferred revenue	3,390	(27,671)	(2,977)	(17,332)
Other current and noncurrent assets and liabilities	19,869	22,913	(7,051)	(31,661)
Net cash flows from operating activities	41,415	75,991	143,381	220,473
Cash flows from investing activities:
Purchases of property and equipment	(4,980)	(7,614)	(13,103)	(20,582)
Purchases of software and distribution rights	(8,396)	(4,745)	(26,790)	(24,786)
Proceeds from divestiture	—	—	100,139	—
Net cash flows from investing activities	(13,376)	(12,359)	60,246	(45,368)
Cash flows from financing activities:
Proceeds from issuance of common stock	780	914	3,581	3,440
Proceeds from exercises of stock options	2,792	1,610	4,584	8,862
Repurchase of stock-based compensation awards for tax withholdings	(1,163)	—	(6,983)	(14,833)
Repurchases of common stock	(115,603)	(67,967)	(206,537)	(107,378)
Proceeds from revolving credit facility	95,000	35,000	180,000	35,000
Repayment of revolving credit facility	—	(35,000)	(75,000)	(90,000)
Repayment of term portion of credit agreement	(14,606)	(9,738)	(85,431)	(38,950)
Payments on or proceeds from other debt, net	(2,017)	(4,998)	(12,123)	(15,185)
Net increase (decrease) in settlement assets and liabilities	6,765	17,635	26,849	(37,834)
Net cash flows from financing activities	(28,052)	(62,544)	(171,060)	(256,878)
Effect of exchange rate fluctuations on cash	(1,977)	449	(2,037)	533
Net increase (decrease) in cash and cash equivalents	(1,990)	1,537	30,530	(81,240)
Cash and cash equivalents, including settlement deposits, beginning of period	216,662	182,605	184,142	265,382
Cash and cash equivalents, including settlement deposits, end of period	$214,672	$184,142	$214,672	$184,142
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$124,981	$122,059	$124,981	$122,059
Settlement deposits	89,691	62,083	89,691	62,083
Total cash and cash equivalents	$214,672	$184,142	$214,672	$184,142

Adjusted EBITDA (millions)	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income	$90.2	$109.5	$142.2	$127.8
Plus:
Income tax expense	42.8	44.9	64.5	47.3
Net interest expense	12.8	8.1	40.6	33.5
Net other (income) expense	2.4	0.3	(43.4)	1.3
Depreciation expense	6.1	5.1	23.2	20.9
Amortization expense	25.3	28.0	104.1	112.5
Non-cash stock-based compensation expense	7.9	6.4	29.8	27.2
Adjusted EBITDA before significant transaction-related expenses	$187.5	$202.3	$361.0	$370.5
Significant transaction-related expenses:
CEO transition	3.6	—	3.6	—
Employee related actions	—	2.2	—	10.3
European datacenter migration	2.4	—	5.8	—
Divestiture transaction related	0.4	—	3.0	—
Other	—	0.6	—	3.1
Adjusted EBITDA	$193.9	$205.1	$373.4	$383.9
Revenue, net of interchange:
Revenue	$451.8	$466.8	$1,421.9	$1,370.6
Interchange	111.2	90.0	406.6	352.7
Revenue, net of interchange	$340.6	$376.8	$1,015.3	$1,017.9

Net adjusted EBITDA Margin	57%	54%	37%	38%

Segment Information (millions)	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue
Banks	$247.0	$283.4	$638.6	$625.1
Merchants	40.8	37.9	153.9	153.0
Billers	164.0	145.5	629.4	592.5
Total	$451.8	$466.8	$1,421.9	$1,370.6
Recurring revenue
Banks	$53.6	$61.0	$232.9	$250.6
Merchants	37.1	35.8	140.6	141.8
Billers	164.0	145.5	629.4	592.4
Total	$254.7	$242.3	$1,002.9	$984.8
Segment adjusted EBITDA
Banks	$186.3	$213.6	$371.0	$372.9
Merchants	16.8	12.3	49.0	54.3
Billers	26.4	28.4	107.4	129.0

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Three Months Ended December 31,
	2022		2021
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.81	$90.2	$0.93	$109.5
Adjusted for:
Significant transaction-related expenses	0.04	4.9	0.02	2.1
Amortization of acquisition-related intangibles	0.06	6.4	0.06	7.0
Amortization of acquisition-related software	0.04	4.5	0.05	5.5
Non-cash stock-based compensation	0.05	6.0	0.04	4.9
Total adjustments	$0.19	$21.8	$0.17	$19.5
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.00	$112.0	$1.10	$129.0

EPS Impact of Non-cash and Significant Transaction-related Items (millions)	Years Ended December 31,
	2022		2021
	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$1.24	$142.2	$1.08	$127.8
Adjusted for:
Gain on divestiture	(0.26)	(29.2)	—	—
Significant transaction-related expenses	0.08	9.6	0.09	10.2
Amortization of acquisition-related intangibles	0.24	27.0	0.24	28.1
Amortization of acquisition-related software	0.16	18.6	0.21	24.6
Non-cash stock-based compensation	0.20	22.6	0.17	20.7
Total adjustments	$0.42	$48.6	$0.71	$83.6
Diluted EPS adjusted for non-cash and significant transaction-related items	$1.66	$190.8	$1.79	$211.4

Recurring Revenue (millions)	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
SaaS and PaaS fees	$205.8	$190.8	$802.9	$774.3
Maintenance fees	48.9	51.5	200.0	210.5
Recurring revenue	$254.7	$242.3	$1,002.9	$984.8

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
ARR bookings	$40.2	$31.8	$109.7	$81.5